EXHIBIT 99.1












                                 ARCTIC CAT INC.
                                 2002 STOCK PLAN

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    SECTION                             CONTENTS                       PAGE

       1.             General Purpose of Plan; Definitions               1

       2.             Administration                                     3

       3.             Stock Subject to Plan                              3

       4.             Eligibility                                        4

       5.             Stock Options                                      4

       6.             Transfer, Leave of Absence, etc.                   8

       7.             Amendments and Termination                         8

       8.             Unfunded Status of Plan                            8

       9.             General Provisions                                 9

      10.             Effective Date of Plan                             10

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                                 ARCTIC CAT INC.
                                 2002 STOCK PLAN


         SECTION 1. General Purpose of Plan; Definitions.

         The name of this plan is the Arctic Cat Inc. 2002 Stock Plan (the "Plan"). The purpose of the Plan is to enable Arctic Cat Inc. (the "Company") and its Subsidiaries to retain and attract executives, other key employees, consultants and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         a.       "Board" means the Board of Directors of the Company.

         b. "Cause" means a felony conviction of an optionee or the failure of an optionee to contest prosecution for a felony, or an optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

         c.       "Code" means the Internal Revenue Code of 1986, as amended.

         d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         e. "Company" means Arctic Cat Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

         f. "Disability" means permanent and total disability as determined by the Committee.

         g. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

         h. "Fair Market Value" means the value of the Stock on a given date as determined by the Committee in accordance with Section 422 of the Code and any applicable Treasury Department regulations with respect to "incentive stock options."

         i. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.


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         j.       "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange
                  Act, as amended, or any successor rule.

         k. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

         l. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

         m. "Outside Director" means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

         n. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         o.       "Retirement" means Normal Retirement or Early Retirement.

         p. "Stock" means the common stock, $.01 par value per share, of the Company (the "Common Stock"). Class B common stock of the Company shall be considered Stock hereunder only following conversion to Common Stock of the Company.

         q. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

         r. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


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         SECTION 2. Administration.

         The Plan shall be administered by the Board of Directors or by a Committee appointed by the Board consisting of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors and who shall serve at the pleasure of the Board. The Committee may be a subcommittee of the Compensation Committee of the Board.

         The Committee shall have the power and authority to grant Stock Options to eligible employees, consultants and directors pursuant to the terms of the Plan.

         In particular, the Committee shall have the authority:

         (i) to select the officers, other key employees, consultants and directors of the Company and its Subsidiaries to whom Stock Options may from time to time be granted hereunder;

         (ii) to determine whether and to what extent Incentive Stock Options or Non-Qualified Stock Options, or a combination of the foregoing, are to be granted hereunder;

         (iii) to determine the number of shares to be covered by each such Stock Option granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder (including, but not limited to, any restriction on any Stock Option and/or the shares of Stock relating thereto); and

         (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to a Stock Option under this Plan shall be deferred either automatically or at the election of the optionee.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and optionees.

         SECTION 3. Stock Subject to Plan.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,600,000. Such shares may consist, in whole or in part, of authorized and unissued shares.


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         If any shares that have been optioned cease to be subject to Stock
Options such shares shall again be available for distribution in connection with future Stock Options under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Stock Options granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any option grant shall always be a whole number.

         In the event of (i) a merger, reorganization or consolidation in which the Company is acquired by another person or entity, (ii) a sale of all or substantially all of the assets of the Company to another person or entity, or
(iii) the sale of 75% or more of the outstanding stock of the Company to another person or entity, outstanding Stock Options may be assumed by the successor corporation (or a parent or subsidiary thereof) or substituted with new options of the successor corporation (or a parent or subsidiary thereof), without the optionee's prior consent, if provision is made in writing between the Company and the acquiring company in connection with the transaction (a) for continuation of the Plan and/or assumption of Stock Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for Stock Options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices. In the event of any such continuation, assumption or substitution, the Plan and/or Stock Options shall continue in the manner and under the terms so provided.

         SECTION 4. Eligibility.

         Officers, other key employees, consultants and members of the Board of the Company and Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options under the Plan. The optionees under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each Stock Option.

         Notwithstanding the foregoing, no person shall receive grants of Stock Options under this Plan which exceed 100,000 shares during any fiscal year of the Company.

         SECTION 5. Stock Options.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after June 26, 2012.


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         The Committee shall have the authority to grant any optionee Incentive
Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under a Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, provided, however, that unless the Stock Option has been approved by the Board, the Committee or the shareholders of the Company, a Stock Option to a director, officer or a 10% shareholder of the Company or its Subsidiaries shall not be exercisable for a period of six (6) months after the date of the grant. Notwithstanding the foregoing, unless the Stock Option Agreement provides otherwise, in the event of (i) the dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence or (ii) the occurrence of any of the events set forth in the last paragraph of Section 3 hereof, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise or vesting provisions, effective immediately prior to the occurrence of any such event and the Company shall provide each optionee at least 10 days' prior written notice of such accelerated vesting.


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         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). No shares of Stock shall be issued until full payment therefor has been made. An optionee generally shall have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 9.

         (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

         (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after twelve months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code as a result of Committee action, the Stock Option will thereafter be treated as a Non-Qualified Stock Option.


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         (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three months (or such shorter period as Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code as a result of Committee action, the Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (i) Other Termination. If the Optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for Cause, the Stock Option may be exercisable to the extent it was then exercisable no later than the date of such termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability, Retirement or Cause, the Stock Option may be exercised to the extent it was exercisable at such termination for the lesser of one month or the balance of the option's term.

         (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (k) Directors Who Are Not Employees. Each person who is not an employee of the Company or its Subsidiaries who on and after the date this Plan is adopted by the shareholders of the Company is, or within the prior two (2) years has been, elected or reelected as a director of the Company at any annual or special meeting of the shareholders of the Company or appointed as a director of the Company by action of the Board during the period between shareholder meetings, shall (i) as of the date of such election, reelection or action and
(ii) as of the date of each subsequent annual or special meeting of the shareholders of the Company at which action is taken to elect any director and such director who is not an employee (A) has served as a director for at least six (6) months and (B) is serving an unexpired term as a director, automatically be granted a Stock Option to purchase 6,000 shares of the Company's Stock at an exercise price per share equal to 100% of the Fair Market Value of a share of the Company's Stock on the date of the grant of the Stock Option; provided that any Non-Employee Director may decline receipt of said Stock Option. All such Stock Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that the term of each such Stock Option shall expire five years following the termination of the director's services as a director to the Company.

         In the event discretionary Stock Options are granted to members of the Committee, such Stock Options shall be granted by the Board.


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         This Section 5(k) shall supercede and replace the provisions of the
Company's 1989 Stock Option Plan and 1995 Stock Plan granting options to Non-Employee Directors.

         SECTION 6. Transfer, Leave of Absence, etc.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

         (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

         (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

         SECTION 7. Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee under a Stock Option theretofore granted, without the optionee's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements or (iii) without the approval of the stockholders of the Company, result in a repricing of any Stock Option theretofore granted hereunder. Further, Section 5(k) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any optionee without his or her consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

         SECTION 8. Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an optionee by the Company, nothing contained herein shall give any such optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Stock Options granted hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.


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         SECTION 9. General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         (b) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (c) Each optionee shall, no later than the date as of which any part of the value of a Stock Option first becomes includable as compensation in the gross income of the optionee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock Option. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee. With respect to any Stock Option under the Plan, if the terms of such Stock Option so permit, an optionee may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the Stock Option by
(i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the optionee, or (ii) delivering to the Company from shares of Stock already owned by the optionee, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the optionee under this Section 9(c). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

         (d) At the time of grant, the Committee may provide in connection with any Stock Option granted under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the optionee shall be required to offer to the Company upon termination of employment for any reason any shares that the optionee acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of a Stock Option under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock


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acquired pursuant to the Plan by any optionee who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

         SECTION 10. Effective Date of Plan.

         The Plan was approved by the Board and became effective on June 26, 2002.


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